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                                                                   EXHIBIT 5(d)

                          INVESTMENT ADVISORY AGREEMENT

         This Agreement made and entered into as of December 8, 1997, by and between Asset Management Fund, Inc., a Maryland corporation (the "Fund") and Shay Assets Management, Inc., a Florida corporation (the "Adviser").

                              W I T N E S S E T H:

         WHEREAS, the Fund is an open-end diversified investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to render such services;

         NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth the parties hereto agree as follows:

     1. Advisory Services. The Fund hereby appoints Adviser to act as investment adviser for the Fund and each series of the Fund listed on Schedule A as attached hereto (a "Portfolio" or collectively, the "Portfolios"), and Adviser accepts such appointment for the period and on the terms set forth in this Agreement. The Fund, at its option, may also appoint the Adviser to act as investment adviser to the Fund hereunder with respect to assets belonging to any other Portfolio from time to time created by the Fund, but the Adviser shall not be required to accept such appointment. Adviser shall furnish investment research and advice to the Fund and shall manage the investment and reinvestment of the assets of the Portfolios and their business affairs and matters incidental thereto, all subject to the supervision of the Board of Directors of the Fund, provisions of the Amended and Restated Articles of Incorporation, as amended or supplemented, and By-laws of the Fund and any resolutions, rules or regulations adopted by the Board of Directors of the Fund. Adviser shall for all purposes herein provided be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent for the Fund. The Fund shall also be free to retain, at its own expense, other persons to provide it with any services whatsoever including, but not limited to, statistical, factual or technical information or advice. The services of Adviser herein provided are not to be deemed exclusive and Adviser shall be free to render similar services or other services to others.

     2. Duties of Adviser. Subject to the general supervision of the Board of Directors of the Fund, the Adviser shall, employing its discretion, manage the investment operations of each Portfolio of the Fund and the composition of the Portfolio of securities and investments (including cash) belonging to each Portfolio of the Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund's investment objective, policies and restrictions for such Portfolio as stated in the Prospectus (as defined in section 3(f) of this Agreement) and subject to the following understandings:

         (a) The Adviser shall furnish a continuous investment program for each Portfolio of the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund with respect to such Portfolio, and what portion of the assets belonging to such Portfolio will be invested or held uninvested as cash.

         (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

         (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Amended and Restated Articles of Incorporation, the By-Laws and Prospectus of the Fund and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable Federal and state laws and regulations.





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         (d) The Adviser shall determine the securities to be purchased or sold by the Fund with respect to each Portfolio and, as agent for the Fund on behalf of such Portfolio, will effect Portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and/or dealers the Adviser intends to seek the best price and execution for purchases and sales; the Adviser shall also determine whether or not the Fund shall enter into repurchase or reverse repurchase agreements with respect to such Portfolio.

         On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio of the Fund as well as another Portfolio or other Portfolios and/or as well as other customers, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased in order to obtain the best price and execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner it considers to be equitable and consistent with its fiduciary obligations to the Fund with respect to each Portfolio and, if applicable, to such other customers.

         (e) The Adviser shall maintain books and records with respect to the securities transactions of each Portfolio of the Fund and shall render to the Fund's Board of Directors such periodic and special reports as the Board of Directors may reasonably request.

         (f) The Adviser shall provide the Fund's custodian with respect to each Portfolio on each Business Day (as defined in the Prospectus) with information relating to all transactions concerning the assets belonging to such Portfolio, except redemptions of and any subscriptions for Fund shares of such Portfolios.

     3. Delivery of Documents. The Fund delivered copies of each of the following documents to the Adviser and will promptly notify it of and deliver to it all future amendments and supplements, if any:

         (a) Articles of Incorporation of the Fund, filed with the Department of Assessments and Taxation of the State of Maryland, as presently in effect and as amended or restated from time to time, being herein called the "Articles of Incorporation."

         (b) By-Laws of the Fund (such By-Laws, as presently in effect and as amended from time to time, being herein called the "By-Laws").

         (c) Certified resolutions of the Board of Directors of the Fund authorizing the appointment of the Adviser and approving the form of this Agreement.

         (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (No. 2-78808) (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on August 12, 1982 relating to the Fund, and all amendments thereto.

         (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission on August 12, 1982.

         (f) Current prospectus or prospectuses of the Fund with respect to the Portfolios (such prospectus or prospectuses as presently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

     4. Employees of Adviser. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in capacities in which they are elected.

     5. Books and Records. The Adviser shall keep the Fund's books and records required to be maintained by it pursuant to section 2(e) of this Agreement. The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Adviser further agrees to preserve for the period prescribed by Rule 31a-2 of the Commission under the 1940 Act




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any such records as are required to be maintained by the Adviser with respect to the Fund by Rule 31a-1 of the Commission under the 1940 Act.

     6. Expenses. During the term of this Agreement the Adviser will pay all expenses (including without limitation the compensation of all its directors, officers and employees serving as directors or officers of the Fund pursuant to section 4 of this Agreement) incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Fund (including taxes ad brokerage commissions, if any).

     7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Fund shall pay the Adviser a fee, computed daily and payable monthly, at the annual rate as set forth in the attached fee schedule ("Schedule B") based upon the average net assets of each Portfolio. Such fee as is attributable to each Portfolio shall be a separate (and not joint or joint and several) obligation of each such Portfolio. The Fund shall reduce the advisory fee to be paid to the Adviser by the amount of any advisory fees paid to other investment companies relating to the Portfolios' investment in such investment companies' securities.

     8.  Limitation on Expenses.

             (a) In the event the daily ratio of Expenses (as defined in section 8(b) below) to daily net assets with respect to a certain Portfolio on any day exceeds 0.75 of 1% (such excess hereinafter called the "Excess Expense" of such Portfolio), the compensation due to the Adviser under Schedule B for that day shall be reduced, but not below zero, by an amount equal to the Excess Expense of such Portfolio. The Portfolios to which this section 8(a) does not apply are so noted on Exhibit B.

             (b) For purposes of section 8(a) of this Agreement the term, "Expenses" with respect to a Portfolio means the expenses of the Fund allocated to such Portfolio in accordance with the Fund's Articles of Incorporation or a resolution of the Fund's Board of Directors adopted pursuant thereto, including such Portfolio's pro rata share, allocated as aforesaid, for the general expenses of the Fund. Notwithstanding the foregoing, the Expenses of a Portfolio shall include its pro rata share, allocated as aforesaid, of the fees payable to the Adviser, to the distributor provided that the fees payable to the distributor, for purposes of computing such Portfolio's Expenses shall not exceed the fees of the distributor with respect to such Portfolio computed in accordance with the fee rate (excluding any voluntary fee waivers) set forth in the Fund's Prospectus with respect to such Portfolio as amended or supplemented on the date of this Agreement), to the Fund's administrative agent, if any, to the Fund's transfer agent, if any, and to the Fund's custodian; but the Expenses of such Portfolio shall exclude any interest, taxes, brokerage commissions and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

    9. Limitation of Liability. The Adviser shall not be liable for any error of judgment or mistake or law or for any loss suffered by any Portfolio of the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and in the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

    10. Effective Date and Term. This Agreement shall become effective as to each subject Portfolio on December 8, 1997, or on such later date specified for a Portfolio, provided that the Agreement is approved by a majority of the outstanding voting shares (as defined in the 1940 Act) of the subject Portfolio. This Agreement shall remain in effect until March 1, 1998, and shall continue in effect from year to year thereafter as to each subject Portfolio, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting shares (as defined in the 1940 Act) of each Portfolio or by vote of the Fund's Board of Directors, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated by the Fund with respect to any or all Portfolios at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Fund or of the affected Portfolio or Portfolios, as the case may be, on sixty




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(60) days' written notice to the Adviser, or by the Adviser with respect to any or all Portfolios at any time, without the payment of any penalty, on ninety
(90) days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

    11. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by vote of a majority of those Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Fund or of the affected Portfolio or Portfolios, as the case may be.

    12. Notices. Notices of any kind to be given to the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser at 111 East Wacker Drive, Chicago, IL 60601, Attention: Executive Vice President, or at such other address or to such other individual as shall be specified by the Adviser to the Fund in accordance with this section 12. Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Fund at Asset Management Fund, Inc., 111 East Wacker Drive, Chicago, IL 60601, Attention: President, or at such other address or to such other individual as shall be specified by the Fund to the Adviser in accordance with this section 12.

    13. Authority. The directors have authorized the execution of this Agreement in their capacity as directors and not individually and the Adviser agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Fund shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Fund, that the stockholders, directors, officers, employees, representatives and agents of the Fund shall not be personally liable hereunder, and that it shall look solely to the property of the Fund for the satisfaction of any claim hereunder.

    14. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Illinois.

    15. Multiple Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

    16. Captions. The captions of the sections are for descriptive purposes only and are not intended to limit or otherwise affect the content of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of December 8, 1997.

                                        ASSET MANAGEMENT FUND, INC.


                                        By:  /s/Rodger D. Shay
                                             ----------------------------
                                             Rodger D. Shay
                                        Its: President
ATTEST:


By:  /s/Edward E. Sammons, Jr.
     ----------------------------
     Edward E. Sammons, Jr.
Its: Secretary
                                        SHAY ASSETS MANAGEMENT, INC.

                                        By:  /s/Edward E. Sammons, Jr.
                                             ----------------------------
                                             Edward E. Sammons, Jr.
                                        Its: President
ATTEST:

By:  /s/Robert T. Podraza
     ----------------------------
     Robert T. Podraza
Its: Vice President




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                                   SCHEDULE A


                                                             DATE ADDED TO
                                                               AGREEMENT
PORTFOLIO
-------------------------------------------------------------------------------
Short U.S. Government Securities Portfolio                 December 8, 1997

U.S. Government Mortgage Securities Portfolio              December 8, 1997

Intermediate Mortgage Securities Portfolio                 December 8, 1997

Money Market Portfolio                                     December 8, 1997

Adjustable Rate Mortgage (ARM) Portfolio                   December 8, 1997


                                                 ASSET MANAGEMENT FUND, INC.


                                                 By:  /s/Rodger D. Shay
                                                      --------------------------
                                                      Rodger D. Shay
                                                 Its: President


ATTEST:


By:  /s/Edward E. Sammons, Jr.
     --------------------------
     Edward E. Sammons, Jr.
Its: Secretary
                                                 SHAY ASSETS MANAGEMENT, INC.


                                                 By:  /s/Edward E. Sammons, Jr.
                                                      --------------------------
                                                      Edward E. Sammons, Jr.
                                                 Its: President

ATTEST:


By:  /s/Robert T. Podraza
     --------------------------
     Robert T. Podraza
Its: Vice President




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                                   SCHEDULE B


FEE SCHEDULE


                                               FIRST             SECOND              THIRD              OVER
PORTFOLIO                                  $500 MILLION       $500 MILLION       $500 MILLION       $1.5 BILLION
--------------------------------------------------------------------------------------------------------------------
Short U.S. Government Securities               .25%               .175%              .125%              .10%
Portfolio

U.S. Government Mortgage Securities            .25%               .175%              .125%              .10%
Portfolio

Intermediate Mortgage Securities               .35%               .275%              .20%               .10%
Portfolio

                                               FIRST             SECOND              OVER
                                           $500 MILLION       $500 MILLION        $1 BILLION
                                           ---------------------------------------------------
Money Market Portfolio                         .15%               .125%              .10%


                                               FIRST             SECOND              OVER
                                            $3 BILLION         $2 BILLION         $5 BILLION
                                           ---------------------------------------------------
Adjustable Rate Mortgage (ARM)                 .45%               .35%               .25%
Portfolio*


*Expense limitation in section 8(a) is not applicable.


                                                  ASSET MANAGEMENT FUND, INC.


                                                  By:  /s/Rodger D. Shay
                                                       ------------------------
                                                       Rodger D. Shay
                                                  Its: President

ATTEST:


By:  /s/Edward E. Sammons, Jr.
     -----------------------------
     Edward E. Sammons, Jr.
Its: Secretary
                                                  SHAY ASSETS MANAGEMENT, INC.


                                                  By:  /s/Edward E. Sammons, Jr.
                                                       ------------------------
                                                       Edward E. Sammons, Jr.
                                                  Its: President

ATTEST:


By:  /s/Robert T. Podraza
     -----------------------------
     Robert T. Podraza
Its: Vice President



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